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                                                                   Exhibit 10.14

                          CHANGE OF CONTROL AGREEMENT
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     CHANGE OF CONTROL AGREEMENT, dated as of  September 7, 2000, by and between
SmarterKids.com. (the "Company") and __________ (the "Senior Executive"). This Agreement supercedes any other agreement between the parties.

     WHEREAS, the Company believes it to be to its advantage to employ the Senior Executive to render services to the Company as hereinafter provided;

     WHEREAS, the Company desires continuity of management; and

     WHEREAS, the Senior Executive is willing to continue to render services to the Company subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Senior Executive agree as follows:

     1.  TERMINATION FOLLOWING A CHANGE OF CONTROL.
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     (a) If, at any time after a Change in Control (as such term is defined in
Section 3(b)), but prior to the date three (3) years from the date of a Change in Control, the Company terminates the Senior Executive's employment, the Company shall:

     (i) continue to pay to the Senior Executive, in accordance with the Company's normal payroll practices and policies in effect from time to time (including any required withholding), the Senior Executive's base salary (at the monthly base salary rate in effect for such Senior Executive immediately prior to the termination of his employment) until the earlier of (i) twelve (12) months following the termination of the Senior Executive's employment, or (ii) the date the Senior Executive is employed by a subsequent employer or is engaged as a consultant (note: in the event of consulting income of less than base salary, the Company will compensate the difference) (the "Severance Payments"); provided, however, that the Company shall not be obligated to make any Severance Payments pursuant to this Section 1(a) during any period in which the Senior Executive is in violation of the terms of his/her Employee Noncompetition, Nondisclosure and Developments Agreement with the Company;

     (ii) the date of the Senior Executive's termination shall be the date of the "qualifying event" under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). If the Senior Executive elects to continue medical insurance coverage after termination in accordance with the provisions of COBRA, the Company shall pay the Senior Executive's monthly premium payments until the earlier of (i) the date which is twelve (12) months following the termination of the Senior Executive's employment; (ii) the date the Senior Executive obtains other
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           employment, or (iii) the date the Senior Executive's COBRA continuation coverage would terminate in accordance with the provisions of COBRA. Thereafter, if the payment of monthly premiums by the Company has ceased due to a reason in (i) or (ii) above, the Senior Executive will be responsible for any and all payments for the remaining period of elected continued health insurance coverage under COBRA.

     (iii) In addition to any other vesting provisions that the Senior Executive may be entitled to in accordance with other agreements with the Company, accelerate the vesting of all of the Senior Executive's incentive and non-qualified stock options by twelve (12) months from the date of the termination;

     (b) For purposes of Section 1, "Good Reason" shall mean the occurrence of one or more of the following events following a Change of Control: (i) the assignment to the Senior Executive of any duties substantially inconsistent with his position, authority, duties or responsibilities immediately prior to the Change of Control or any other action by the Company which results in a substantial limitation in such position, authority, duties or responsibilities;
(ii) a substantial reduction in the aggregate of the Senior Executive's base or incentive compensation of the termination of the Senior Executive's rights or any employee benefits immediately prior to the Change of Control, except to the extent any such benefit is replaced with a substantially similar benefit, or a reduction in scope of value thereof; or (iii) a relocation of the Senior Executive's place of business which results in the one-way commuting distance for the Senior Executive increasing by more than 50 miles from the location thereof immediately prior to the Change of Control (provided, however, that travel consistent with past practices for business purposes shall not be considered "commuting" for purposes of this clause (iii)); or (iv) a failure by the Company to obtain the agreement referenced in Section 3(f).

     2.  TERM.  If a Change of Control has not occurred within three (3) years
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from the date hereof, this Agreement shall terminate and be of no further force and effect.

     3.  GENERAL.
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     (a) Notwithstanding anything else to the contrary herein:  (i) the
Company's obligation to provide any of the amounts and benefits set forth in this Agreement shall be subject to, and conditioned upon, the Senior Executive's execution of a full release of claims satisfactory to the Company releasing the Company and its affiliates, subsidiaries, divisions, directors, employees and agents from any claims arising from or related to the Senior Executive's employment or severance from employment with the Company, including any claims arising from this Agreement (the "Release"); (ii) the Company shall not be obligated to provide any of the amounts and benefits set forth in this Agreement until any applicable period within which the Senior Executive may revoke the Release has expired; and (iii) any amounts and benefits set forth in this Agreement shall be reduced by any and all other severance or other amounts or benefits paid or payable to the Senior Executive as a result of the termination of his employment.
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     (b) In the event the Senior Executive's employment with the Company is terminated by the Company for any reason other than without Cause, or the Senior Executive terminates his employment with the Company for any reason other than Good Reason, the Senior Executive shall not be entitled to any severance benefits or other considerations described herein.

     (c) For purposes of this Agreement, "Change of Control" shall mean the closing of: (i) a merger, consolidation, liquidation or reorganization of the Company into or with another Company or other legal person, after which merger, consolidation, liquidation or reorganization the capital stock of the Company outstanding prior to consummation of the transaction is not converted into or exchanged for or does not represent more than 50% of the aggregate voting power of the surviving or resulting entity; or (ii) the direct or indirect acquisition by any person (as the term "person" is used in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of more than 50% of the voting capital stock of the Company, in a single or series of related transactions.

     (d) For purposes of this Agreement, "Cause" shall mean: (i) the commission of the Senior Executive of a felony, either in connection with the performance of his obligations to the Company or which adversely affects the Senior Executive's ability to perform such obligations; (ii) gross negligence, dishonesty or breach of fiduciary duty; or (iii) the commission by the Senior Executive of an act of fraud or embezzlement which results in loss, damage or injury to the Company, whether directly or indirectly.

     (e) Notwithstanding anything to the contrary in this Agreement, if the Company determines in its sole discretion after consultation with its tax and accounting advisors that the Senior Executive is a Disqualified Individual (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")) and that any portion of any payment or distribution by the Company to or for the benefit of the Senior Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment") would be an Excess Parachute Payment (as defined in Section 280G of the Code) but for the application of this sentence, then the amount of all such Payments otherwise payable to the Senior Executive pursuant to this Agreement shall be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any Payment, as so reduced, constitutes an Excess Parachute Payment. For purposes of this reduction, no portion of any Payment shall be taken into account to the extent that such Payment, in the opinion of the Company, after consultation with its tax and accounting advisors, does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code.

     (f) Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) of the Company; provided, however, that the Company shall obtain the written agreement of any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) of the Company to be bound by the provisions of this Agreement as if such successor were the Company and for purposes of this Agreement, any such successor of the Company shall be deemed to be the "Company" for all purposes.
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     (g) Nothing in this Agreement shall create any obligation on the part of the Company or any other person to continue the employment of the Senior Executive or to employ the Senior Executive for any specific or definite term or length of employment. If the Senior Executive elects to receive the severance and benefits set forth in this Agreement by executing the Release, the Senior Executive shall not be entitled to any other salary continuation, severance or other termination benefits in the event of his cessation of employment with the Company.

     (h) Nothing herein shall affect the Senior Executive's obligations under any key employee, non-competition, confidentiality, option or similar agreement between the Company and the Senior Executive currently in effect or which may be entered into in the future.

     4.  REPRESENTATIONS AND GOVERNING LAW
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     (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     (b) This Agreement represents the complete and sole understanding between the parties, supersedes any and all other agreements and understandings, whether oral or written. This Agreement may not be modified, amended or rescinded except upon the written consent of the Company and the Senior Executive. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions of this Agreement and this Agreement shall be construed and reformed to the fullest extent possible.

     (c) The Senior Executive may not assign any of his rights or obligations under this Agreement; the rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

     (d) The Senior Executive represents that he has read the foregoing Agreement, fully understands the terms and conditions of such Agreement, and is voluntarily executing the same. In entering into this Agreement, the Senior Executive does not rely on any representation, promise or inducement made by the company, with the consideration described herein.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                              The Company:
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                              SMARTERKIDS.COM


                              By:
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                              Name:
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                              Title:
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                              The Senior Executive:
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